EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-124165) of Odimo Incorporated of our report dated March 29, 2010 with respect to the financial statements of Odimo Incorporated which appears in the Annual Report on Form 10-K of Odimo Incorporated for the year ended December 31, 2009. The report included an explanatory paragraph regarding the Company’s ability to continue as a going concern.
Marcum Rachlin, a division of Marcum LLP
Fort Lauderdale, Florida
March 29, 2010.